UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 11, 2013

TASER International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events	2
Item 9.01 Financial Statements and Exhibits	2

SIGNATURE
EX-99.1

Item  8.01 Other Events

The information pursuant to Item 8.01 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Investors and others should note that we announce material financial information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use the following social media channels as a means of disclosing information about the company, its services and other matters and for complying with its disclosure obligations under Regulation FD:

•	TASER Twitter Account (https://twitter.com/OfficialTASER)

•	TASER Investor Relations Twitter Account (https://twitter.com/taser_ir)

•	TASER Facebook Page (https://www.facebook.com/TASER.International)

•	TASER Company Blog (https://blog.taser.com)

The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these accounts and the blog, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time.

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished as part of this report:

99.1	Press Release of TASER International, Inc. dated July 11, 2013 titled: “TASER to Release Second Quarter 2013 Earnings on July 31 and Announces New IR Social Media Initiatives.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2013	TASER International, Inc.

	By:	/s/ DANIEL BEHRENDT
Daniel Behrendt
Chief Financial Officer